EXHIBIT 21

SUBSIDIARIES OF STEINER LEISURE LIMITED
Name of Subsidiary	Jurisdiction of Incorporation

Owned by Steiner Leisure Limited

Cosmetics Limited	The Bahamas

Elemis Limited	United Kingdom

Steiner Spa Resorts Limited	The Bahamas

Steiner Training Limited	United Kingdom

Steiner Transocean Limited	The Bahamas

Steiner U.S. Holdings, Inc.	Florida

Spa Resources Limited	The Bahamas

Steiner Spa Limited	The Bahamas

Steiner Spa Asia Limited	The Bahamas

Owned by Steiner U.S. Holdings, Inc.
Steiner Education Group, Inc.	Florida

Steiner Beauty Products, Inc.	Florida

Steiner Management Services LLC	Florida

Steiner Spa Resorts (Nevada), Inc.	Florida

Greenhouse Day Spa Group, Inc.	Florida

Mandara Spa (Hawaii) LLC	Delaware

Steiner International Holdings, LLC	Delaware

Owned by Steiner Education Group, Inc.
FCNH, Inc.	Florida

Mid-Atlantic Massage Therapy, Inc.	Florida

Virginia Massage Therapy, Inc.	Florida

Name of Subsidiary	Jurisdiction of Incorporation

Owned by Steiner Transocean Limited
Name of Subsidiary	Jurisdiction of Incorporation
Mandara (Cruise I) LLC	Delaware
Mandara (Cruise II) LLC	Delaware

Owned by Steiner Spa Asia Limited
Mandara Spa Asia Limited	British Virgin Islands

Owned by Steiner Spa Limited
Mandara Spa LLC	Delaware

Owned by Steiner International Holdings, LLC
Mandara Spa de Mexico c. de R.L. de C.V.	Mexico